Exhibit 16.1

                                                       2650 Jamacha Road # 147-2
                                                              El Cajon, CA 92019

Lauren Scott
Chief Fiscal Officer for DST Media, Inc.


                                               April 17, 2006

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir or Madam:

I have read Item 4 included in the Form 8-K dated April 17, 2006 of DST Media, Inc. being filed with the Securities and Exchange Commission and I am in agreement with the statements contained therein.


                                                      Very truly yours,

                                                      /S/ LAUREN SCOTT
                                                      ----------------
                                                        Lauren Scott